To the Board of Directors and Shareholders of the Dreyfus/Laurel Funds, Inc.

We consent to the use of our report dated December 10, 2002 with respect to The Dreyfus/Laurel Funds, Inc. (comprised of Dreyfus Bond Market Index Fund, Dreyfus Disciplined Stock Fund, Dreyfus Institutional Prime Money Market Fund, Dreyfus Institutional Government Money Market Fund, Dreyfus Institutional U.S. Treasury Money Market Fund, Dreyfus Premier Limited Term Income Fund, Dreyfus Premier Small Company Stock Fund, Dreyfus Premier Tax Managed Growth Fund, Dreyfus Premier Large Company Stock Fund, Dreyfus Premier Midcap Stock Fund, Dreyfus BASIC S&P Stock Index Fund, Dreyfus Premier Balanced Fund, Dreyfus Premier Small Cap Value Fund, Dreyfus Money Market Reserves, Dreyfus U.S. Treasury Reserves, and Dreyfus Municipal Reserves) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statement of Additional Information.

                                             /s/ KPMG LLP
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New York, New York
February 21, 2002